Exhibit 99.1

Cycurion, Inc. Announces Reverse Stock Split Effective October 27, 2025, FOR PURPOSE OF REMAINING NASDAQ COMPLIANT

McLean, VA – October 23, 2025 – Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading cybersecurity solutions provider, announced today that the previously announced one-for-thirty reverse stock split of the Company’s shares of common stock, par value $0.0001 per share (the “Reverse Stock Split”) will take effect, and the Company’s shares of common stock will begin trading on a split-adjusted basis on The Nasdaq Global Market, as of the opening of trading on October 27, 2025, under the existing trading symbol “CYCU”. The CUSIP number of 95758L305 will be assigned to the Company’s shares of common stock when the Reverse Stock Split becomes effective.

On October 10, 2025, the Company’s board of directors determined to effect the Reverse Stock Split. On August 28, 2025, holders of a majority of the Company’s issued and outstanding common stock, including certain holders of preferred stock, which shares vote together with the common stock, approved a reverse stock split proposal at a reverse stock split ratio ranging between and including 3:1 to 75:1 and in the aggregate not more than 250:1, inclusive, by written consent as set forth in the Company’s definitive Information Statement filed with the U.S. Securities and Exchange Commission on September 9, 2025. The reverse stock split proposal became effective on September 29, 2025.

When the Reverse Stock Split becomes effective, every thirty of the Company’s issued shares of common stock will be combined into one issued share of common stock, without any change to the par value per share and without any change in the total number of authorized common shares. The number of outstanding shares of common stock will be reduced from approximately 86,533,435 shares to approximately 2,884,447 shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fraction of a share of common stock of the Company will receive a cash payment (without interest and subject to withholding taxes, as applicable) in lieu thereof at a price equal to that fraction of a share to which the stockholder would otherwise be entitled, multiplied by the closing price of the Company’s shares on The Nasdaq Global Market on the trading day immediately preceding the effective date of the Reverse Stock Split.

Stockholders holding share certificates will receive information from Equiniti Trust Company, LLC, the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Stockholders who hold their shares in brokerage accounts or in “street name” will not be required to take any action to effect the exchange of their shares.

Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all of the Company’s outstanding warrants, the exercise price and number of shares issuable upon the exercise of the options outstanding under the Company’s equity incentive plans, and the number of shares subject to restricted stock awards under the Company’s equity incentive plans.

Additional information about the Reverse Stock Split can be found in the Company’s definitive Information Statement furnished to the SEC on September 9, 2025, a copy of which is available at www.sec.gov.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, including the John Doe lawsuit, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:

(888) 341-6680

investors@cycurion.com

Cycurion Media Relations:

(888) 341-6680

media@cycurion.com